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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 2, 2002


                            MOORE CORPORATION LIMITED
             -----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


Ontario, Canada                 1-8014                        98-0154502
---------------              -----------                 -------------------
(State or Other              (Commission                   (IRS Employer
Jurisdiction of              File Number)                 Identification
Incorporation)                                                 Number)


40 King Street West, Suite 3501
Toronto, Ontario, Canada                              M5H 3Y2
---------------------------------------             ----------
(Address of Principal Executive Office)             (Zip Code)


                                  416-364-2600
                                  ------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 ---------------
          (Former Name or former address, if changed since last report)


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This Form 8-K/A amends Item 5 of the Moore Corporation Limited current report on
Form 8-K, dated April 2, 2002, as previously filed with the Securities and Exchange Commission on April 4, 2002 (the "Prior 8-K"). The purpose of this Amendment is to amend the members of the Nominating and Governance Committee.
The members of the Nominating and Governance Committee are: Mark A. Angelson (Chairman), Lionel H. Schipper and John W. Stevens.


ITEM 5.        OTHER EVENTS.

                    On March 15, 2002, the Corporation announced the creation of a Nominating and Governance Committee of the Board of Directors for the Corporation. The Nominating and Governance Committee will be responsible for fostering a healthy corporate governance structure by working with the CEO to set the agenda for the Board, adopting procedures to ensure effective Board operation, endeavoring to ensure that functions delegated to committees are appropriately carried out and that results are reported to the Board as well as identifying and approaching qualified candidates to explore their interest in joining the Board. The committee members are Mark A. Angelson (Chairman), Lionel H. Schipper and John
                    W. Stevens.







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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 MOORE CORPORATION LIMITED




Date: April 15, 2002            By: James E. Lillie
                                    --------------------------
                                    Name: James E. Lillie
                                    Title: Executive Vice President,
                                           Operations & Secretary





















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